EXHIBIT 99.1

Contact:
Media:	Investors:
Perri Richman	Zac Nagle
(732) 319-1024, prichman@irco.com	(704) 990-3913, investorrelations@irco.com

Ingersoll Rand Introduces Future Climate Company,
Trane Technologies

•	Company to be named Trane Technologies plc, elevating market leading Trane® brand and celebrating the power of technological innovation

•	Trane Technologies’ executive leadership team, reporting to Chairman and CEO Michael W. Lamach, to be effective January 1, 2020, in readiness for the close of the Reverse Morris Trust transaction

SWORDS, Ireland, December 11, 2019 – Ingersoll-Rand plc (NYSE: IR) today introduced its pure-play climate company, announcing the new company name, strategy and executive leadership team.

The climate company will be named Trane Technologies plc,1 elevating its market leading Trane® brand and celebrating the power of technological innovation. Trane Technologies will be a global leader in climate control and is expected to trade on the New York Stock Exchange under the ticker “TT.” Through its strategic brands, Trane® and Thermo King®, and portfolio of climate-focused innovations, Trane Technologies will create efficient and sustainable solutions for buildings, homes and transportation.

“Global megatrends are pushing climate action to the forefront of the world’s agenda,” said Michael W. Lamach, chairman and CEO of the current Ingersoll Rand and of the future Trane Technologies. “We excel where these megatrends intersect with our advanced technologies and powerful innovation. Building on our leadership in sustainability, Trane Technologies will redefine the status quo for our industry and challenge what is possible for our customers and the world.”

Lamach added: “Our focus will be on sustainable businesses that directly address these megatrends and create customer value, a proven business operating system that generates productivity and execution excellence and a winning culture that empowers

1 The company name change is subject to shareholder approval and is expected to be effective around the completion of its RMT transaction in early 2020.

people to deliver their best. As a global leader in climate markets, Trane Technologies will have greater focus, more targeted investments and a simplified business model that will allow us to increase speed and agility and deliver value for shareholders, customers and employees.”

Trane Technologies will continue to aggressively pursue Ingersoll Rand’s previously announced 2030 sustainability targets, designed to create positive impact for society and enable a premier performing company. These commitments include:

o
The Gigaton Challenge to reduce our customers’ carbon emissions by one gigaton by the year 2030. A gigaton is equivalent to the annual emissions of Italy, France and the United Kingdom combined - or about 2% of the world's annual emissions.

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Leading by Example to ensure that our operations have a restorative impact on the environment including achieving carbon-neutral operations and zero waste to landfill, and giving back more water than we use in water-stressed areas.

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Opportunity for All in our workplace, with goals to achieve gender parity in leadership and workforce diversity reflective of our communities. We also will enhance opportunity in our communities through investments in education and workforce development, access to housing and comfort and food and nutrition for under-served populations.

More information about Trane Technologies’ name and strategy can be accessed at www.tranetechnologies.com.
Trane Technologies’ Executive Leadership Team

Trane Technologies’ executive leadership team will be effective January 1, 2020, in readiness for the close of the Reverse Morris Trust (RMT) transaction, and report directly to Mike Lamach, chairman and CEO.

Dave Regnery has been appointed president and chief operating officer. Regnery currently serves as executive vice president for Ingersoll Rand’s Climate and Industrial segments, overseeing financial and operating performance and reporting to Lamach.

“Dave has done an outstanding job leading both our Climate and Industrial segments over the past two years. His success, extensive knowledge of our businesses and operations and passion for our customers make this expanded role a logical step,” said Lamach.

The following executives will oversee Trane Technologies’ enterprise-wide functions that support its strategy, people, culture and governance, as the climate company prepares for its separation from Ingersoll Rand, and ensure continuity of leadership within the new company:

•	Marcia Avedon, executive vice president and chief human resources, marketing and communications officer;

•	Paul Camuti, executive vice president and chief technology and strategy officer;

•
Sue Carter, senior vice president and chief financial officer, who, as previously announced, has communicated her planned retirement in conjunction with the RMT transaction close, in early 2020. At that time, she will be succeeded by Chris Kuehn, who currently serves as vice president and chief accounting officer;

•	Ray Pittard, leader of the company’s Transformation and execution excellence; and

•	Evan Turtz, senior vice president and general counsel.

Lamach concluded: “I am looking forward to leading Trane Technologies into the future, backed by this strong leadership team. Together, we will deliver on our strategy and commitments — for the benefit of our employees, customers and shareholders. We are encouraged by the great progress we are making on closing our transaction and are confident that we are positioning Trane Technologies for success.”

About the Reverse Morris Trust
In April 2019, Ingersoll Rand and Gardner Denver announced a definitive agreement whereby Ingersoll Rand would separate its Industrial segment and combine it with Gardner Denver, creating a global leader in mission-critical flow creation and industrial technologies called Ingersoll Rand. Upon the completion of the transaction, the remaining HVAC and transport refrigeration assets of the current Ingersoll Rand will become Trane Technologies, a global leader in climate control technologies for buildings, homes and transportation.

About Ingersoll-Rand
Ingersoll Rand (NYSE: IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands — including Club Car®, Ingersoll Rand®, Thermo King® and Trane® — work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a global business committed to a world of sustainable progress and enduring results.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the intent of the Company to change the name of the Company to Trane Technologies plc and our 2030 sustainability targets. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, the ability to obtain shareholder approval of the Company’s change of name; global economic conditions, and regulatory developments. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2018, as well as our subsequent reports on Form 10-Q and other SEC filings. Forward-looking statements also include statements that relate to the proposed Reverse Morris Trust transaction with Gardner Denver Holdings, Inc. (GDI). These forward-looking statements are based on GDI’s and Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from GDI’s and Ingersoll Rand’s current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of GDI may not be obtained; (2) the risk that the proposed transaction may not be completed on the terms or in the time frame expected by Ingersoll Rand or GDI, or at all, (3) unexpected costs, charges or expenses resulting from the proposed transaction, (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of GDI and Ingersoll Rand Industrial, or at all, (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in the combined company and ClimateCo achieving revenue and cost synergies; (8) inability of the combined company and ClimateCo to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the proposed transaction; (10) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, (11) evolving legal, regulatory and tax regimes; (12) changes in general economic and/or industry specific conditions; (13) actions by third parties, including government agencies; and (14) other risk factors detailed from time to time in Ingersoll Rand’s and GDI’s reports filed with the SEC, including Ingersoll Rand’s and GDI’s annual reports on Form 10-K and subsequent 10-Qs. We assume no obligation to update these forward-looking statements.